SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2010

                  HALO COMPANIES, INC.
 (Exact name of Company as specified in its charter)

                            Delaware
(State or other jurisdiction of incorporation)

000-15862	13-3018466
(Commission File Number)	(IRS Employer Identification No.)

One Allen Center, Suite 500, 700 Central Expressway South, Allen, Texas 75013
(Address of principal executive offices) (Zip Code)

Company’s telephone number, including area code: (214) 644-0065

__________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02.    Unregistered Sales of Equity Securities.

On January 21, 2010, Halo Companies, Inc. (the “Company”) accepted an initial subscription under a private placement offering of 16% Senior Subordinated Term Notes Due January 31, 2013 (“Notes”) and attached common stock purchase warrants.  In connection with such subscription, the Company issued to an accredited investor $100,000 in principal amount of Notes plus warrants to purchase 26,667 shares of the Company’s common stock, for aggregate consideration of $100,000.  This issuance is part of an offering of Notes in the aggregate principal amount of $750,000.

The sale of the securities identified above was made pursuant to a privately negotiated transaction that did not involve a public offering of securities and, accordingly, the Company believes that this transaction was exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated under the Securities Act.  The investor represented that such investor (A) is an “accredited investor” and (B) has such knowledge and experience in financial and business matters that the investor is capable of evaluating the merits and risks of acquiring the Notes, warrants and underlying shares of Company common stock.  The investor received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration.  The securities identified above are deemed restricted securities for purposes of the Securities Act.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 31, 2010

HALO COMPANIES, INC.

By: /s/ Brandon C. Thompson
Brandon C. Thompson
Chairman of the Board,
Chief Executive Officer and Director